-------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     Of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 30, 2006

                               INTERSECTIONS INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

        000-50580                                             54-1956515
     (Commission File Number)                                (IRS Employer
                                                           Identification No.)

                                14901 Bogle Drive
                            Chantilly, Virginia 20151
               (Address of Principal Executive Offices) (Zip Code)

                                 (703) 488-6100
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

-------------------------------------------------------------------------------


ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(a)       Letter Agreement

          On June 30, 2006, Intersections Inc., a Delaware corporation (the "Company"), Chartered Marketing Services, Inc., an Illinois corporation ("CMSI"), and Michael J. Kennealy, as Shareholder Representative, entered into a letter agreement (the "Letter Agreement"), which, among other things, effectively amended that certain Merger Agreement dated June 9, 2006 by and among the Company, CMSI Merger Inc., an Illinois corporation and wholly-owned subsidiary of the Company (the "Merger Sub"), CMSI, and the holders of CMSI common stock and/or options to purchase CMSI common stock (the "Merger Agreement") in certain respects. Pursuant to the terms of the Letter Agreement, CMSI agreed to pay, on or before the closing contemplated by the Merger Agreement (the "Closing"), the aggregate consideration to be paid under the Merger Agreement with respect to the holders of options to purchase CMSI common stock, which consideration would have otherwise been payable by the Company pursuant to the terms of the Merger Agreement. In addition, pursuant to the terms of the Letter Agreement, CMSI agreed to pay, on or before the Closing, the transaction bonuses which became or will become payable to CMSI employees as a result of the merger contemplated by the Merger Agreement, which amounts would have otherwise been payable by the Company pursuant to the terms of the Merger Agreement.

(b)       Credit Facility

          On July 3, 2006, the Company entered into a $40,000,000 credit agreement (the "Credit Agreement") with Bank of America, N.A., as Administrative Agent, and the other lenders party thereto from time to time. The Credit Agreement consists of a revolving credit facility in the amount of $25,000,000 and a term loan facility in the amount of $15,000,000. Pursuant to the terms of the Credit Agreement, the Company agreed that the proceeds of the term loan facility are to be used solely to pay a portion of the purchase price of the acquisition by the Company of CMSI contemplated by the Merger Agreement and related costs and expenses of such acquisition. The revolving credit facility, loans under which will be available until July 1, 2011, unless such facility is otherwise terminated pursuant to the terms of the Credit Agreement, includes a $5.0 million sublimit for the issuance of standby letters of credit. The Company's subsidiaries CreditComm Services LLC, a Delaware limited liability company, and Intersections Health Services, Inc., a Delaware corporation, are co-borrowers with the Company under the Credit Agreement. In addition, the Company's newly-acquired subsidiary CMSI is also a co-borrower with the Company under the Credit Agreement. On July 3, 2006, in connection with the closing contemplated by the Merger Agreement, which is discussed at Item 2.01 below, the Company borrowed the full $15,000,000 term loan facility (the "Term Loan").

          The Credit Agreement provides that the Term Loan and all loans under the revolving credit facility will generally bear interest at a rate per annum equal to (a) (i) for each day any such loan is outstanding, a floating rate equal to the British Bankers Association LIBOR Rate for deposits of lawful money of the United States with a term of one month, as determined and adjusted from time to time by the Administrative Agent, DIVIDED BY (ii) an amount equal to
1.00 minus the reserve percentage in effect on such day under regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States for determining the maximum reserve requirement with respect to Eurocurrency funding (the "LIBOR Monthly Floating Rate"), plus (b) an applicable rate per annum (the "Applicable Rate") ranging from 1.000% to 1.750% and determined based upon the ratio (such ratio, the "Consolidated Leverage Ratio") of (i) all outstanding liabilities for borrowed money and other interest-bearing liabilities for the Company and its subsidiaries on a consolidated basis to (ii) EBITDA for the Company and its subsidiaries on a consolidated basis (provided that for the purposes of calculating consolidated EBITDA, amounts otherwise includable in consolidated EBITDA attributable to the results of operations of the Company's majority-owned subsidiary Screening International LLC shall only be included to the extent that such amounts were distributed in cash by Screening International LLC to the Company during the applicable period). Interest on each of the revolving loans and the Term Loan shall be due and payable in arrears on the first business day of each month, and as otherwise described in the Credit Agreement. The Company and its subsidiaries that are co-borrowers under the Credit Agreement have also agreed to pay to the Administrative Agent a quarterly letter of credit fee for each letter of credit equal to the Applicable Rate multiplied by the daily amount available to be drawn under such letter of credit (the "Letter of Credit Fees"). A default rate shall apply on all obligations (other than with respect to letters of credit) in the event of default under the Credit Agreement at a rate per annum equal to the sum of the LIBOR Monthly Floating Rate plus 3.75%, and a default rate shall apply on Letters of Credit Fees in the event of a default under the Credit Agreement at a rate per annum equal to 3.75%. The Company and its subsidiaries that are co-borrowers under the Credit Agreement have paid an up-front fee of $100,000 in connection with the facilities contemplated by the Credit Agreement and are obligated to pay certain fees based on any available unused borrowing capacity under the Credit Agreement.

          The Company has agreed to repay the principal amount of the Term Loan (together with all interest accrued as of such payment date on the principal portion so repaid) on the dates set forth below (or, in the event that such date set forth below is not a business day, on the immediately following business day) and, in each case, in the respective amount set forth below:

Date                                               Principal Amount

Monthly, beginning on January 1, 2007                 $277,777.78
and continuing on the first business day of each month thereafter until July 1, 2011

July 1, 2011                                         The remaining outstanding
                                                     amount of the Term Loan

The Company and its subsidiaries that are parties to the Credit
Agreement have also agreed to repay on July 11, 2011 the aggregate principal amount borrowed and outstanding under the revolving credit facility under the Credit Agreement, if any, on such date.

          Voluntary prepayments of the revolving loans and the Term Loan under the Credit Agreement are permitted at any time without penalty or premium. Mandatory prepayments of revolving loans under the Credit Agreement are required if for any reason the aggregate amount outstanding under the revolving credit facility under the Credit Agreement at any time exceeds the aggregate revolving credit commitments then in effect under the Credit Agreement.

          The Credit Agreement is secured by substantially all of the Company's assets and a pledge by the Company of stock and membership interests it holds in its domestic and foreign subsidiaries (other than Screening International LLC).

          The Credit Agreement contains certain customary covenants, including among other things covenants that limit or restrict the incurrence of liens; the making of investments; the incurrence of certain indebtedness; mergers, dissolutions, liquidations, or consolidations; acquisitions (other than certain permitted acquisitions); sales of substantially all of the Company's or any co-borrowers assets; the declaration of certain dividends or distributions; transactions with affiliates (other than co-borrowers under the Credit Agreement) other than on fair and reasonable terms; and the creation or acquisition of any direct or indirect subsidiary of the Company that is not a domestic subsidiary unless such subsidiary becomes a guarantor.

          The Company is required to maintain compliance with a minimum consolidated tangible net worth, a maximum Consolidated Leverage Ratio and a minimum consolidated fixed charge coverage ratio.

          The Credit Agreement also contains customary events of default, including among other things non-payment defaults, covenant defaults, inaccuracy of representations and warranties, cross-defaults to other indebtedness, bankruptcy and insolvency defaults, material judgment defaults, attachment defaults, ERISA defaults and change of control defaults. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement of the Company and its subsidiaries that are co-borrowers under the Credit Agreement.

          The foregoing description of the Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreement which is filed as Exhibit 10.1 to this Report on Form 8-K and incorporated herein by reference.

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

          On July 3, 2006, the Company completed the merger of CMSI Merger Inc., an Illinois corporation and wholly-owned subsidiary of the Company, with and into CMSI, pursuant to the terms of the Merger Agreement (the "Merger"). As a result of the Merger, CMSI has become a wholly-owned subsidiary of the Company. The aggregate consideration paid in connection with the closing of the Merger by the Company, which included an adjustment based on CMSI's estimated working capital as of the Closing date, was $53,666,649.51, of which a portion was paid with respect to the holders of CMSI common stock, a portion was paid with respect to certain unpaid indebtedness and transaction expenses of CMSI at the closing date, and of which $5,500,000 was represented a deposit into an escrow account to secure certain indemnification obligations previously reported by the Company. The aggregate consideration may also be increased or decreased to the extent that CMSI's working capital as of the closing date is finally determined to be greater than or less than, respectively, estimated working capital as of the Closing date.

          The aggregate consideration paid in connection with the Closing was funded from a mixture of existing cash of the Company and borrowings under the Credit Agreement described in Item 1.01 above.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)       Financial statements

          In accordance with Item 9.01(a) of Form 8-K, any financial statements for Chartered Marketing Services, Inc. required pursuant to Regulation S-X will be filed by amendment to this Form 8-K on or before September 19, 2006.

(b)       Pro forma financial information

          In accordance with Item 9.01(b) of Form 8-K, any pro forma financial information required pursuant to Regulation S-X will be filed by amendment to this Form 8-K on or before September 19, 2006.

(c)       Exhibits

EXHIBIT NO.    DESCRIPTION


2.1 Merger Agreement dated June 9, 2006 by and among Intersections Inc., CMSI Merger Inc., Chartered Marketing Services, Inc. and the other parties thereto

2.2 Letter Agreement dated June 30, 2006, by and among Intersections Inc., Chartered Marketing Services, Inc. and Michael J. Kennealy, as Shareholder Representative

10.1 $40,000,000 Credit Agreement dated July 3, 2006 among Bank of America, N.A., as Lender and as Administrative Agent, and the other lenders party thereto from time to time, and Intersections Inc., CreditComm Services LLC, Intersections Health Services, Inc. and Chartered Marketing Services, Inc.


                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2006


                                           INTERSECTIONS INC.

                                           By: /s/ John M. Casey
                                               -------------------------------
                                               Name: John M. Casey
                                               Title:  Chief Financial Officer


                                  EXHIBIT INDEX


Exhibit
Number                Description

2.1 Merger Agreement dated June 9, 2006 by and among Intersections Inc., CMSI Merger Inc., Chartered Marketing Services, Inc. and the other parties thereto

2.2 Letter Agreement dated June 30, 2006, by and among Intersections Inc., Chartered Marketing Services, Inc. and Michael J. Kennealy, as Shareholder Representative

10.1 $40,000,000 Credit Agreement dated July 3, 2006 among Bank of America, N.A., as Lender and as Administrative Agent, and the other lenders party thereto from time to time, and Intersections Inc., CreditComm Services LLC, Intersections Health Services, Inc. and Chartered Marketing Services, Inc.